Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 4 to Schedule 13D, dated November 27, 2023, with respect to the Class A ordinary shares of Apollomics Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 29th day of November 2023.

ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED ASIA GP II, L.P.

By:	ORBIMED ADVISORS II LLC, its managing member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director

ORBIMED ADVISORS II LIMITED

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director